PROMISSORY NOTE

U.S. $127,250,000.00	January 4, 2007
New York, New York

FOR VALUE RECEIVED, 1407 BROADWAY REAL ESTATE LLC, a Delaware limited liability company, having its principal place of business at c/o The Lightstone Group, 326 Third Street, Lakewood, New Jersey 08701 (“Borrower”) absolutely and unconditionally promises to pay to the order of LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (individually and as lead arranger and administrative agent for itself and certain co-lenders), at Lender’s offices at 399 Park Avenue, 8th Floor, New York, New York 10022 (“Lender”), the principal sum of ONE HUNDRED TWENTY-SEVEN MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 Dollars (U.S. $127,250,000.00), with interest on the unpaid principal balance to be computed from the date of this Promissory Note (this “Note”) on funds advanced from time to time at the Applicable Interest Rate (defined below), in lawful money of the United States of America, in immediately available funds, which shall at the time of payment be legal tender for payment of all debts and dues, public and private. This Note is secured by, among other things, that certain Leasehold Mortgage Trust, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement dated of even date herewith, executed by Borrower in favor of Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Security Instrument”). All capitalized terms used in the Note and not otherwise defined in Section 1.10 hereof or elsewhere in this Note shall have the meanings assigned to such terms in the Loan Agreement (as hereinafter defined), all of the terms of the Loan Agreement being hereby incorporated into and made a part of this Note by reference for all purposes.

1.  PAYMENT OF PRINCIPAL AND INTEREST.

1.1  Payments. The principal, interest and all other sums due under this Note shall be payable at the office of Lender as set forth above, or at such other place as Lender may from time to time designate in writing, as follows:

(a)  Commencing on the ninth (9th) day of February, 2007 and continuing on the ninth (9th) day of each and every successive month thereafter or, if such day is not a Business Day, the immediately preceding Business Day (each, a “Payment Date”) through and including the Maturity Date, Borrower shall pay (i) monthly installments of interest on the outstanding principal balance of this Note as of such Payment Date at the Applicable Interest Rate for the Interest Period in which such Payment Date occurs. Notwithstanding the foregoing, interest on the outstanding principal amount of this Note for the period from the date hereof through and including January 14, 2007 shall be paid by Borrower on the date hereof.

(b)  Subject to Section 1.11 hereof, the entire outstanding principal balance of this Note, together with accrued and unpaid interest and any other amounts due under this Note and the other Loan Documents shall be due and payable on the Maturity Date and after a Securitization shall include, without limitation, all interest that would have accrued on the outstanding principal balance of this Note through the end of the Interest Period during which the Maturity Date occurs (even if such period extends beyond the Maturity Date).

(c)  All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

(d)  Additionally, payments shall be made on this Note as required by the Loan Agreement and the other Loan Documents.

1.2  Interest. Interest on the outstanding principal balance of this Note shall accrue at the Applicable Interest Rate from the date hereof to the Maturity Date and after a Securitization through the end of the Interest Period in which the Maturity Date occurs; provided, however, notwithstanding anything to the contrary contained herein or in any other Loan Document, any principal payments made on this Note from and including any Payment Date through and including the last day of the Interest Period in which such Payment Date occurs (each, a “Gap Period”) shall be disregarded for purposes of determining the interest payment due and payable on such Payment Date with respect to interest accruing during the corresponding Gap Period and shall be treated as if such principal payments were made on the first day of the next Interest Period. Adjustments to the Applicable Interest Rate in connection with changes in the LIBOR Rate (or the Treasury Rate, if applicable) shall be made on the first day of each Interest Period (“Interest Rate Adjustment Date”).

1.3  Computation. Interest on the outstanding principal balance of this Note shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate equal to the Applicable Interest Rate divided by three hundred sixty (360) by (c) the outstanding principal balance of this Note. In computing the number of days during which interest accrues, the day on which funds are advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to Lender's close of business. The amount of interest shall be rounded up to the nearest one eighth percent (.125%).

1.4  Determination. Each determination of an Applicable Interest Rate by Lender pursuant to any provision of this Note shall be conclusive and binding on Borrower absent manifest error. Payments under this Note or any other Loan Document made in federal funds immediately available in the place designated for payment which are received by Lender prior to 2:00 p.m. local time at said place of payment shall be considered by Lender as having been received prior to close of business, while other payments may, at the option of Lender, not be credited until immediately available to Lender in federal funds in the place designated for payment prior to 2:00 p.m. local time at said place of payment on a day on which Lender is open for business.

1.5  Making of Payments. Each payment by Borrower hereunder or under the Loan Agreement or any other Loan Document shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender on the date such payment is due to Lender, without presentment, demand, protest or notice of any kind, all such notices being hereby waived and without setoff, counterclaim or other deduction of any nature. Whenever any payment hereunder or under the Loan Agreement or any other Loan Document shall be stated to be due on a day which is not a Business Day such payment shall be made on the next following Business Day.

1.6  Application. Prior to an Event of Default and except as otherwise expressly provided herein or in the Loan Agreement or any other Loan Document, payments under this Note shall be applied first, to the payment of late fees and other costs and charges due in connection with this Note, as Lender determines in its sole discretion, second to the payment of interest on the outstanding principal balance of this Note through the prepayment date; provided, however that after a Securitization interest shall be paid through the end of the Interest Period in which such payment is made and, if applicable, through the end of the Succeeding Interest Period, notwithstanding that such Interest Period or Succeeding Interest Period extends beyond the date of such payment, and third, to the reduction of the outstanding principal balance (in inverse order of maturity whether or not then due). After an Event of Default, payments under this Note shall be applied as Lender may determine in Lender's sole discretion. No principal amount repaid may be reborrowed.

1.7  Additional Costs; Alternate Interest Rate. Anything herein to the contrary notwithstanding, if (i) on any date on which the LIBOR Rate would otherwise be set, Lender shall have determined in good faith (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBOR Rate, or (ii) at any time Lender shall have determined in good faith (which determination shall be conclusive absent manifest error) that the making, maintenance or funding of any part of the Loan based on the LIBOR Rate has been made impracticable or unlawful by compliance by Lender in good faith with any law or guideline or interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or with any request or directive of any such Governmental Authority (whether or not having the force of law); then and in any such event, Lender may notify Borrower of such determination (any such notice being referred to herein as a “Treasury Rate Notice”) which Treasury Rate Notice shall be given to Borrower by telephone at least one (1) Business Day prior to the last day of the related Interest Period, with a written confirmation of such determination promptly thereafter. If Lender gives Borrower a Treasury Rate Notice, the obligation of Lender to charge interest to Borrower at the LIBOR Rate shall be suspended until Lender shall have later notified Borrower of Lender's determination in good faith (which determination shall be conclusive absent manifest error) that the circumstances giving rise to such previous determination no longer exist as provided below. If Lender gives Borrower a Treasury Rate Notice, the LIBOR Rate shall automatically be converted to the sum of the Treasury Rate plus the LIBOR To Treasury Spread (such sum being the “Adjusted Treasury Rate”), and commencing on the first day of the next succeeding Interest Period, this Note shall bear interest at a rate of interest per annum equal to the greater of (i) the Adjusted Treasury Rate from time to time, as determined by Lender, plus the Margin, and (ii) the Eurodollar Rate in effect at the time Lender delivers the Treasury Rate Notice (in either case, rounded up, if necessary, to the nearest one eighth percent (.125%)) (such rate being referred to herein as the “Alternate Interest Rate”). This Note shall continue to bear interest at the Alternate Interest Rate until Lender determines that the Eurodollar Rate can be determined in accordance with the provisions of this Note and gives notice to the Borrower by telephone of such determination, confirmed in writing, as soon as reasonably practical, but in no event later than one (1) Business Day prior to the last day of the then current Interest Period. If such notice is given, this Note shall bear interest at such Eurodollar Rate commencing on the first day of the next succeeding Interest Period. Notwithstanding anything to the contrary contained herein, in no event shall the Borrower have the right to elect to have the Loan bear interest at either the Eurodollar Rate or the Alternate Interest Rate.

1.8  Capital Adequacy. If Lender determines that compliance with any law or regulation or with any guideline or request from any central bank or other governmental agency (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Lender, or any corporation controlling Lender, as a consequence of, or with reference to, Lender's or such corporation's commitments or its making or maintaining advances below the rate which Lender or such corporation controlling Lender could have achieved but for such compliance (taking into account the policies of Lender or such corporation with regard to capital), then Borrower shall, from time to time, within thirty (30) days after written demand by Lender, pay to Lender additional amounts sufficient to compensate Lender or such corporation controlling Lender to the extent that Lender determines such increase in capital is allocable to Lender's obligations hereunder. A certificate as to such amounts, submitted to Borrower by Lender shall be conclusive and binding for all purposes, absent manifest error.

1.9  Indemnification. Borrower agrees to indemnify Lender and to hold Lender harmless from any actual loss or expense which Lender sustains or incurs as a consequence of (I) any default by Borrower in payment of the principal of or interest on this Note while bearing interest at the Eurodollar Rate, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate, (II) any prepayment (whether voluntary or mandatory) of this Note on a day that (A) is not a Payment Date or (B) is a Payment Date if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Note or the Loan Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate hereunder and (III) the conversion of the Applicable Interest Rate from the Eurodollar Rate to the Alternate Interest Rate pursuant to Section 1.7 on a date other than a Payment Date, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate hereunder (the amounts referred to in clauses (I), (II) and (III) are herein referred to collectively as the “Breakage Costs”). This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower hereunder and under the Loan Agreement and the other Loan Documents.

1.10  Definitions. In addition to other terms defined elsewhere in this Note, as used herein, the following terms shall have the following meanings:

“Applicable Interest Rate” shall mean an interest rate per annum equal to (i) the Eurodollar Rate or (ii) the Alternate Interest Rate, if the Loan begins bearing interest at the Alternate Interest Rate in accordance with the provisions of Section 1.7 hereof.

“Assumed Note Rate” shall mean an interest rate equal to the sum of one percent (1.00%) plus the LIBOR Rate as determined on the preceding LIBOR Determination Date plus three percent (3.00%).

“Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in the State of New York.

“Eurodollar Rate” shall mean, with respect to any Interest Period, an interest rate equal to the LIBOR Rate plus three percent (3.00%) per annum.

“Interest Period” shall mean, in connection with the calculation of interest accrued with respect to any specified Payment Date, the period from and including the fifteenth (15th) calendar day of the prior calendar month to and including the fourteenth (14th) day of the calendar month in which the applicable Payment Date occurs. Each Interest Period shall be a full month and shall not be shortened by reason of any payment of the Loan prior to the expiration of such Interest Period.

“LIBOR Business Day” shall mean any day upon which United States dollar deposits may be dealt in on the London and the New York interbank markets and on which commercial banks and foreign exchange markets are open in London and New York City.

“LIBOR Rate” shall mean with respect to each Interest Period, the quoted offered rate for one-month United States dollar deposits with leading banks in the London interbank market that appears on Dow Jones Market Services (formerly Telerate) page 3750 (or the successor thereto) (“Page 3750”) (provided that at least two offered rates appear on Page 3750)) as of 11:00 a.m., London time, on the date which is two (2) LIBOR Business Days prior to the relevant Interest Rate Adjustment Date (“LIBOR Determination Date”) (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)). If as of such time on any LIBOR Determination Date, no quotation is given on such Page 3750, then the Lender shall establish LIBOR on such LIBOR Determination Date by requesting four Reference Banks meeting the criteria set forth herein to provide the quotation offered by its principal London office for making one-month United States dollar deposits with leading banks in the London interbank market as of 11:00 a.m., London time, on such LIBOR Determination Date. If two or more Reference Banks provide such offered quotations, then the LIBOR Rate for the next Interest Period shall be the arithmetic mean of such offered quotations (rounded upward if necessary to the nearest whole multiple of 1/1,000%. If only one or none of the Reference Banks provides such offered quotations, then the LIBOR Rate for the next Interest Period shall be the Reserve Rate. If on any LIBOR Determination Date, Lender is required but is unable to determine the LIBOR Rate in the manner provided in the immediately two preceding sentences, the LIBOR Rate for the next Interest Period shall be determined in accordance with the provisions of Section 1.7 hereof.

“LIBOR To Treasury Spread” shall mean the difference, if positive, between the LIBOR Rate and the Treasury Rate on the date of any Treasury Rate Notice. If such difference is negative, the LIBOR To Treasury Spread shall be deemed to be equal to zero.

“Loan Agreement” shall mean that certain Loan Agreement dated as of even date herewith between Borrower and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Margin” shall mean three percent (3.00%).

“Maturity Date” shall mean (i) January 9, 2010, or upon the valid exercise of the First Extension Option, January 9, 2011, or upon the valid exercise of the Second Extension Option, January 9, 2012 or (ii) any earlier date on which this Note is required to be paid in full, by acceleration or otherwise.

“Reference Bank” shall mean a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market that has an established place of business in London. If any such Reference Bank should be removed from Page 3750 or in any other way fail to meet the qualifications of a Reference Bank, Lender may in its reasonable discretion designate alternative Reference Banks meeting the criteria specified above.

“Reserve Rate” shall mean the rate per annum which Lender determines to be the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/1,000%) of the one-month United States dollar lending rates that at least three major New York City banks selected by Lender are quoting, at 11:00 a.m. (New York time) on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks. In the event that at least two such rates are not obtained, Reserve Rate shall mean the lowest one-month United States dollar lending rate which New York City banks reasonably selected by Lender are quoting as of 11:00 a.m. (New York time) on such LIBOR Determination Date to leading European banks.

“Treasury Rate” shall mean with respect to each Interest Rate Adjustment Date, the weekly average yield on United States Treasury Securities adjusted to a constant maturity of six months last published by the Federal Reserve Board prior to such Interest Rate Adjustment Date.

1.11  Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of this Note, all accrued and unpaid interest hereon and all other amounts due hereunder and under the Agreement and the other Loan Documents, including, without limitation, all interest that would have accrued on the outstanding principal balance of this Note through and including the Maturity Date; provided, however, that after a Securitization, interest shall be paid through the end of the Interest Period in which the Maturity Date occurs (even if such Interest Period extends beyond the Maturity Date).

2.  DEFAULT.

2.1  Late Fee. If any sum payable under this Note or any other Loan Document is not paid on or before the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5.0%) of such unpaid sum or, if prohibited or restricted by Legal Requirements, the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment and such amount shall be secured by the Security Instrument and the other Loan Documents.

2.2  Remedies. The entire outstanding principal sum of this Note, together with all interest accrued and unpaid thereon and all other sums due under this Note, the Security Instrument, or any of the other Loan Documents, or any portion thereof, including without limitation, any amounts described in Section 12.9 of the Loan Agreement shall without notice become immediately due and payable at the option of Lender upon the occurrence of any Event of Default including without limitation, an Event of Default resulting from a Transfer in violation of the terms of the Loan Agreement. Time is of the essence in this Note, the Security Instrument and the other Loan Documents. All of the terms, covenants and conditions contained in the Security Instrument and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. If Borrower’s obligations under this Note or any of the other Loan Documents are enforced by Lender through an attorney-at-law, or any payment due under this Note or the other Loan Documents is collected by or through an attorney-at-law or collection agency, Borrower agrees to pay all out of pocket costs incurred by Lender in connection therewith, including, but not limited to, reasonable fees and disbursements of legal counsel (whether with respect to a retained firm or Lender’s in-house staff), collection agency costs, whether or not suit be brought, and any and all costs or fees arising as a result of the filing of or during the course of any case under any Bankruptcy Laws with respect to any of the Borrower Parties.

2.3  Default Rate. Upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at the Applicable Interest Rate plus five percent (5.0%) (the “Default Rate”). The Default Rate shall be automatically computed from the occurrence of the Event of Default until the actual receipt and collection of this Note in full or, if permitted by Lender or otherwise provided in the Loan Documents, the date such Event of Default is cured. This charge shall be added to this Note, and shall be deemed secured by the Security Instrument and the other Loan Documents. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of this Note or any other sums payable under the Loan Documents, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default. In the event the Default Rate would otherwise exceed the maximum rate permitted by applicable law, the Default Rate shall be the maximum rate permitted by applicable law.

2.4  Post-Judgment. Interest shall accrue on any judgment obtained by Lender in connection with the enforcement or collection of this Note or the other Loan Documents (including foreclosure of the Security Instrument) until such judgment amount is irrevocably paid in full at a rate equal to the greater of (a) the Default Rate or (b) the highest legal rate applicable to judgments within such jurisdiction; provided, however, that interest shall not accrue at a rate in excess of the maximum rate of interest, if any, which may be charged by Lender or collected from Borrower under applicable law.

2.5  Remedies Cumulative. The remedies available to Lender under this Note and in the other Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together in Lender’s sole discretion and as often as occasion therefor shall arise.

3.  PREPAYMENT.

3.1  Prepayment. Provided no Event of Default exists, the principal balance of this Note may be prepaid in whole or in part at any time provided (i) written notice of such prepayment specifying the intended date of prepayment is received by Lender not more than sixty (60) days and not less than thirty (30) days prior to the date of such prepayment, (ii) such prepayment is accompanied by all interest accrued hereunder and all other sums due hereunder or under the other Loan Documents through the date of prepayment, (iii) in addition to the payment required in clause (ii) above, if a Securitization has occurred, such prepayment includes an amount equal to the interest that would have accrued at the Applicable Interest Rate on the amount of principal being prepaid through the end of the Interest Period in which such prepayment occurs, notwithstanding that such Interest Period extends beyond the date of prepayment, (iv) in addition to the payments required in clauses (ii) and (iii) above, if a Securitization has occurred and if such prepayment is made during the period from and including the first day after a Payment Date through and including the last day of the Interest Period in which such prepayment occurs, such prepayment includes all interest on the principal amount being prepaid which would have accrued from the first day of the Interest Period immediately following the Interest Period in which the prepayment occurs (the “Succeeding Interest Period”) through and including the end of the Succeeding Interest Period, calculated at (1) the Applicable Interest Rate if such prepayment occurs on or after the LIBOR Determination Date for the Succeeding Interest Period or (2) the Assumed Note Rate if such prepayment occurs before the LIBOR Determination Date for the Succeeding Interest Period (the sums due under clauses (ii), (iii) and (iv) of this Section 3.1 hereinafter collectively referred to as the “Interest Shortfall”), (v) such prepayment includes all Breakage Costs, if any, without duplication of any sums paid pursuant to the preceding clause (iv); and (vi) such prepayment includes all other sums then due under this Note, the Loan Agreement or the other Loan Documents. Notwithstanding anything to the contrary in this Note, the Security Instrument or the other Loan Documents, any notice of prepayment pursuant to this Section shall be irrevocable and the principal balance of the Note shall be absolutely and unconditionally due and payable on the date specified in any notice given pursuant to this Section 3.1 unless Borrower (i) revokes such notice of prepayment in writing at least two (2) days prior to the date designated as the prepayment date in such notice of prepayment, and (ii) pays all of Lender's costs and expenses incurred related to such prospective prepayment, including, without limitation, any Breakage Costs. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Document, Borrower shall not be permitted to prepay the principal balance of this Note in whole or in part at any time prior to the Lockout Date except for and to the extent of prepayments of principal resulting from the application of any Casualty/Condemnation Involuntary Prepayments. No principal amount repaid may be reborrowed.

If the Interest Shortfall (or any portion thereof) was calculated based upon the Assumed Note Rate, upon determination of the LIBOR Rate on the LIBOR Determination Date for the Succeeding Interest Period, (i) if the Applicable Interest Rate for such Succeeding Interest Period is less than the Assumed Note Rate, Lender shall promptly refund to Borrower the amount of such Interest Shortfall paid, calculated at a rate equal to the difference between the Assumed Note Rate and the Applicable Interest Rate, or (ii) if the Applicable Interest Rate for such Succeeding Interest Period is greater than the Assumed Note Rate, Borrower shall promptly (and in no event later than the ninth (9th) day of the following month) pay Lender, without additional interest or other late charges or penalties, the amount of such additional Interest Shortfall calculated at a rate equal to the excess of the Applicable Interest Rate over the Assumed Note Rate.

3.2  Mandatory Prepayments Resulting From Casualty and Condemnation. The Loan is subject to mandatory prepayment (unless otherwise agreed to by Lender) in certain instances of Casualty and Condemnation (each, a “Casualty/Condemnation Involuntary Prepayment”), in the manner and to the extent set forth in the Loan Agreement. Each Casualty/Condemnation Involuntary Prepayment shall be made in accordance with the Loan Agreement. On the Payment Date immediately following the date on which Borrower actually receives any Insurance Proceeds and/or Condemnation Proceeds or sooner, if requested by Borrower, if and to the extent Lender is not obligated to or does not otherwise agree to make such Insurance Proceeds and/or Condemnation Proceeds available to Borrower for the Restoration of the Property, Borrower shall prepay (without Prepayment Premium) the outstanding principal balance of this Note in an amount equal to one hundred percent (100%) of such Insurance Proceeds and/or Condemnation Proceeds. Provided no Event of Default has occurred and is continuing, such prepayment shall be applied, (a) first, to interest on the outstanding principal balance of this Note accrued at the Applicable Interest Rate on the amount prepaid through and including the date of prepayment and, if a Securitization has occurred, to interest on the outstanding principal balance of the Loan that would have accrued at the Applicable Interest Rate on the amount prepaid through the end of the Interest Period in which such prepayment occurs, notwithstanding that such Interest Period extends beyond the date of prepayment, (b) second, to Breakage Costs, if any, and any other sums due under this Note, the Loan Agreement or the other Loan Documents and (c) third, toward the outstanding principal balance of this Note.

3.3  Prepayment Upon Default. If following the occurrence of any Event of Default, Lender shall accelerate the Loan, Borrower shall pay all amounts payable under this Note or any of the other Loan Documents (which amounts shall include all amounts payable under Section 3.1). If Borrower shall tender payment of an amount sufficient to satisfy the Debt at any time prior to a sale of the Property or any part thereof, either through foreclosure or the exercise of the other remedies available to Lender under the Loan Documents, such tender by Borrower shall be deemed to be voluntary and Borrower shall pay all amounts due and payable under the Loan Documents and any other amounts described in this Section 3.

4.  SECURITY. The indebtedness evidenced by this Note is governed by the Loan Agreement and the obligations created hereby (including without limitation the amounts authorized by Section 2 to be collected by Lender) are secured by, among other things, the Security Instrument and other Loan Documents.

5.  EXCULPATION. Notwithstanding anything to the contrary contained in this Note, the liability of Borrower to pay this Note and for the performance of the other agreements, covenants and obligations contained herein and in the other Loan Documents shall be limited as set forth in Article IX of the Loan Agreement, the terms of which are incorporated herein by this reference.

6.  GENERAL.

6.1  Written Amendment Only. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by Borrower and Lender.

6.2  Certain Waivers. Except for any notices specifically required by the Loan Agreement, Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest, notice of non-payment and notice of intent to accelerate the maturity hereof (and of such acceleration). No release of any security for the Loan or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note or the other Loan Documents made by agreement between Lender and any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, or any other Person who may become liable for the payment of all or any part of the Debt, under this Note and the other Loan Documents. Lender may release any guarantor or indemnitor of the Loan from liability, in every instance without the consent of Borrower hereunder, and without waiving any rights the Lender may have hereunder, the other Loan Documents or by virtue of the laws of the State in which the Property is located or any other state of the United States.

6.3  Severability. If any provision or obligation under this Note and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents.

6.4  Notices. All notices or other written communications hereunder shall be given and become effective as provided Section 12.5 of the Loan Agreement.

6.5  Set-Off Preference. Borrower is and shall be obligated to pay principal, interest, and any and all other amounts which become payable hereunder or under the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

6.6  Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors-in-title and permitted assigns, whether by voluntary action of the parties or by operation of law. As used in this Note and the other Loan Documents, the terms “Borrower” and “Lender” shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and permitted assigns (no right to assign on the part of Borrower being implied hereby), whether by voluntary action of the parties or by operation of law.

6.7  Interpretation. Section 1.2 of the Loan Agreement is hereby incorporated into this Note by reference for all purposes.

6.8  WAIVER OF TRIAL BY JURY. BORROWER AND LENDER BY ACCEPTING THIS NOTE HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE OR ARISE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

6.9  GOVERNING LAW. THIS NOTE WAS NEGOTIATED IN WHOLE OR IN PART IN THE STATE OF NEW YORK AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY LEGAL REQUIREMENTS OF THE UNITED STATES OF AMERICA. AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE OF NEW YORK. THIS CHOICE OF GOVERNING LAW IS MADE PURSUANT TO NEW YORK GENERAL OBLIGATION LAW SECTION 5-1401.

ANY SUIT, ACTION OR PROCEEDING AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS NOTE MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. ANY SUIT, ACTION OR PROCEEDING BROUGHT BY BORROWER ARISING OUT OF OR RELATING TO THIS NOTE OR THE OTHER LOAN DOCUMENTS OR THE LENDER-BORROWER RELATIONSHIP CREATED THEREBY (WHETHER IN CONTRACT OR IN TORT) SHALL ONLY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT HERRICK, FEINSTEIN LLP, 2 PARK AVENUE, NEW YORK, NEW YORK 10016, ATTENTION: SHELDON CHANALES, ESQ. AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED IN THE LOAN AGREEMENT SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.

BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

6.10  COUNTERPARTS. This Note may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has duly executed this Note the day and year first above written.

1407 BROADWAY REAL ESTATE LLC, a Delaware limited liability company

By:	/s/ David Lichtenstein
Name: David Lichtenstein
Title: President